UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

Lantronix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 Irvine Center Drive, Suite 100 Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2021, Lantronix, Inc., a Delaware corporation (“Lantronix” or the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Communications Systems, Inc., a Minnesota corporation (“CSI”), pursuant to which Lantronix agreed to purchase from CSI the Transition Networks and Net2Edge businesses of CSI (the “Transaction”). As more fully described in the Purchase Agreement, the Transaction will be effected by the sale to Lantronix of all outstanding shares of the common stock of Transition Networks. Inc. (“TNI”) and all of the outstanding ordinary shares of Transition Networks Europe Limited (such securities, collectively, the “TN Securities” and such entity, together with TNI, the “TN Companies”) for an aggregate purchase price of up to $32,027,566, consisting of (i) $25,027,566 in cash, payable at closing, plus (ii) earnout payments of up to $7.0 million (the “Earnout Amount”), payable following two successive 180-day intervals after the closing of the transaction based on revenue targets for the business of the TN Companies as specified in the Purchase Agreement, subject to certain adjustments and allocations as further described in the Purchase Agreement.

The Earnout Amount would be payable as follows:

•	On a sliding scale from $1.0 million up to $3.0 million based on revenue generated by the business of the TN Companies in the first 180 days after closing of the transaction meeting or exceeding $18 million; and

•	On a sliding scale from $1.0 million up to $4.0 million based on revenue generated by the business of the TN Companies in the subsequent 180 days after closing meeting or exceeding $19 million.

For purposes of calculating the Earnout Amount, “revenue” includes all revenue recognized by Lantronix from the current business of the TN Companies, and also includes revenue from all products that are either in development by the TN Companies as of the closing or subsequently developed by the TN Companies after the closing, but that were on the roadmap of the business and under development, and all products substantially similar to or readily derivative of a current product or development product on the roadmap, but excluding any revenue recognized from products, software or services of Lantronix that are currently sold or offered for sale by Lantronix or are being developed by Lantronix as of the date of the Purchase Agreement.

The Transaction is subject to customary closing conditions and CSI shareholder approval, and is expected to close in June or July of 2021.

CSI and Lantronix have made customary representations, warranties and covenants in the Purchase Agreement, including covenants: (i) in the case of CSI, to cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable following the clearance of a proxy statement in connection with the Transaction by the U.S. Securities and Exchange Commission (the “SEC”) for the purpose of voting on the adoption of the Purchase Agreement, and (ii) to use commercially reasonable efforts to consummate the Transaction and the other transactions contemplated by the Purchase Agreement. CSI has agreed to conduct its business in the ordinary course, including not taking certain specified actions, prior to the consummation of the Transaction or the termination of the Purchase Agreement pursuant to its terms.

In addition, CSI has agreed not to (among other things): (i) solicit, seek or initiate, or knowingly take any action to facilitate or encourage any offers, inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to any alternative proposal for the acquisition of CSI or the TN Companies; (ii) engage, participate in, or knowingly facilitate, any discussions or negotiations regarding, or furnish any nonpublic information to any person in connection with any inquiries, proposals or offers that constitute or could reasonably be expected to lead to, any alternative proposal for the acquisition of CSI or the TN Companies; (iii) take any action to make the provisions of any takeover statute inapplicable to an alternative transaction for the acquisition of CSI or the TN Companies; (iv) change CSI’s recommendation that shareholders of CSI adopt the Purchase Agreement; or (v) enter into any alternative acquisition agreement. However, subject to the satisfaction of certain conditions, CSI and its board of directors, as applicable, are permitted to take certain actions that may, as more fully described in the Purchase Agreement, include, prior to adoption of the Purchase Agreement by the requisite vote of CSI’s shareholders, changing the board of directors’ recommendation following receipt of an acquisition proposal, if the board of directors of CSI has determined after consultation with its outside legal counsel and financial advisor that the acquisition proposal is superior to the Transaction and that, after consultation with outside legal counsel, failure to do so would reasonably be expected to be inconsistent with the directors’ fiduciary obligations under applicable law. In addition, the board of directors of CSI is permitted to change its recommendation, for reasons not related to the receipt of an acquisition proposal, if an intervening event occurs and the board of directors has determined, after consultation with its outside legal counsel, that failure to do so would reasonably be expected to be inconsistent with the directors’ fiduciary obligations under applicable law. The limitations on CSI in this paragraph expressly do not apply to the previously announced CSI-Pineapple merger.

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The Purchase Agreement contains certain termination rights for each of CSI and Lantronix, and further provides that, upon termination of the Purchase Agreement, under specified circumstances, CSI may be required to pay Lantronix a termination fee of $875,000.

The Purchase Agreement has been approved by the boards of directors of each of CSI and Lantronix, and the board of directors of CSI has recommended that shareholders of CSI adopt the Purchase Agreement.

Concurrently with the closing of the Purchase Agreement, CSI and Lantronix will enter in a Transition Services Agreement under which CSI will perform administrative and IT services, and lease office, warehouse and production space to Lantronix for the transferred businesses for a period of up to twelve months.

The foregoing description of the Transaction and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement has been incorporated herein by reference to provide information regarding the terms of the Purchase Agreement and is not intended to modify or supplement any factual disclosures about CSI or Lantronix in any public reports filed with the SEC by CSI or Lantronix. In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by CSI to Lantronix in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, the representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between CSI and Lantronix, rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts with respect to CSI or Lantronix. The representations and warranties set forth in the Purchase Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Purchase Agreement is included with this Current Report on Form 8-K only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

First Lien Commitment Letter

On April 28, 2021, Lantronix entered into a letter agreement (the “First Lien Commitment Letter”) with Silicon Valley Bank (“SVB”), pursuant to which SVB committed to provide up to $20,000,000 in senior secured credit facilities (the “Senior Credit Facilities”), consisting of a term loan facility of $17,500,000 and a revolving credit facility of up to $2,500,000. The proceeds of the Senior Credit Facilities may be used to refinance the outstanding obligations of Lantronix and Lantronix Holding Company, a Delaware corporation and wholly-owned subsidiary of Lantronix (“Holdings”), owing to SVB under the Company’s existing Second Amended and Restated Loan and Security Agreement dated November 12, 2019, to fund the purchase price payable pursuant to the Purchase Agreement, to pay related fees and expenses, and for working capital and general corporate purposes. The commitment of SVB in the First Lien Commitment Letter is subject to the terms and conditions set forth therein, including the negotiation, execution and delivery of definitive documentation for the Senior Credit Facilities and closing conditions customary for credit facilities of this size and type.

The Senior Credit Facilities would mature on the fourth anniversary of the closing date of the Senior Credit Facilities (which is expected to occur concurrently with the transactions contemplated by the Purchase Agreement).

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Lantronix, Holdings, and certain of their subsidiaries, including certain subsidiaries that would be acquired pursuant to the Purchase Agreement, would be expected to be co-borrowers under the Senior Credit Facilities.

Borrowings under the Senior Credit Facilities would bear interest at LIBOR plus a margin that ranges from 3.00% to 4.00% depending on the total leverage of Lantronix and its subsidiaries, subject to a LIBOR floor of 0.50%. Lantronix would also obligated to pay other customary facility fees for a credit facility of this size and type.

The Senior Credit Facilities would require Lantronix and its subsidiaries to comply with a maximum gross senior leverage ratio, a minimum fixed charge coverage ratio and a minimum liquidity test. In addition, the Senior Credit Facilities are expected to contain customary covenants, including covenants that limit or restrict Lantronix’s and its subsidiaries’ ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and enter into certain speculative hedging arrangements. The Senior Credit Facilities are also expected to include a number of events of default, including, among other things, non-payment defaults, covenant defaults, cross-defaults to other materials indebtedness, bankruptcy and insolvency defaults and material judgment defaults.

The foregoing description of the First Lien Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the First Lien Commitment Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Second Lien Commitment Letter

On April 28, 2021, Lantronix entered into a letter agreement (the “Second Lien Commitment Letter”) with SVB Innovation Credit Fund VIII, L.P. (“SVBCF”), pursuant to which SVBCF committed to provide a $12,000,000 second lien term loan (the “Second Lien Term Loan Facility”). The proceeds of the Second Lien Term Loan Facility may be used to fund the purchase price payable pursuant to the Purchase Agreement, to pay related fees and expenses, and for working capital and general corporate purposes. The commitment of SVBCF in the Second Lien Commitment Letter is subject to the terms and conditions set forth therein, including the negotiation, execution and delivery of definitive documentation for the Second Lien Term Loan Facility and closing conditions customary for credit facilities of this size and type.

The principal amount outstanding under the Second Lien Term Loan Facility would bear interest at LIBOR plus a 9.0%, subject to a 1.0% LIBOR floor. Lantronix would also obligated to pay other customary facility fees for a credit facility of this size and type.

The Second Lien Term Loan Facility would be payable on an interest-only basis until the outstanding obligations under the Senior Credit Facilities are paid in full. Thereafter, the Second Lien Term Loan Facility would amortize 10% per year, payable quarterly together with accrued interest, and mature 54 months after the closing date of the Second Lien Term Loan Facility (which is expected to occur concurrently with the transactions contemplated by the Purchase Agreement).

Lantronix, Holdings, and certain of their subsidiaries, including certain subsidiaries that would be acquired pursuant to the Purchase Agreement, would be expected to be co-borrowers under the Second Lien Term Loan Facility.

The Second Lien Term Loan Facility would require Lantronix and its subsidiaries to comply with a maximum total leverage ratio, a minimum fixed charge coverage ratio and a minimum liquidity test. In addition, the Second Lien Term Loan Facility is expected to contain customary covenants, including covenants that limit or restrict Lantronix’s and its subsidiaries’ ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and enter into certain speculative hedging arrangements. The Second Lien Term Loan Facility is also expected to include a number of events of default, including, among other things, non-payment defaults, covenant defaults, cross-defaults to other materials indebtedness, bankruptcy and insolvency defaults and material judgment defaults.

The foregoing description of the Second Lien Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Second Lien Commitment Letter, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

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Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 29, 2021, Lantronix issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lantronix will host an investor conference call and audio webcast at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) on Thursday, April 29, 2021. To access the live conference call, investors should register before the call at the following link: https://attendee.gotowebinar.com/register/7605844611974218768. The slides that will be made available in connection with this investor presentation are attached hereto as Exhibit 99.2 and are incorporated herein by reference. The investor presentation slides are also available on Lantronix’s website at http://www.lantronix.com/investor-relations.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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Forward-Looking Statements.

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements in this press release include, among others, statements about the expected benefits of the Transaction to Lantronix and its stockholders, including expected synergies in the combined company, the anticipated completion of the proposed Transaction or the timing thereof, the accretive nature of the proposed Transaction, and expected future operating results of the combined company. Forward-looking statements are based on current expectations and assumptions and analyses made by Lantronix and its management in light of experience and perception of historical trends, current conditions, and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to obtain CSI shareholder approval of the proposed Transaction; the ability of Lantronix to obtain the necessary financing on terms acceptable to it; the receipt of required regulatory approvals of the proposed Transaction; the ability to complete the proposed Transaction on anticipated terms and timetable; Lantronix’s ability to integrate the acquired businesses successfully after the Transaction and achieve the anticipated benefits; the possibility that various closing conditions for the Transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of the acquired businesses; the outcome of any legal proceedings that may be instituted against any of the parties in connection with the proposed Transaction; any loss of management or key personnel; the impact of the COVID-19 pandemic, including the emergence of new strains of the virus and the impact of vaccination efforts, on the combined companies’ business, employees, supply and distribution chains, and the global economy; and any additional factors included in Lantronix’s Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on September 11, 2020, including in the section entitled “Risk Factors” in Item 1A of Part I of such report; its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020, filed with the SEC on February 12, 2021, including in the section entitled “Risk Factors” in Item 1A of Part II of such report; and in the Company’s other public filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which Lantronix management is currently unaware or does not currently view as material to the Company’s business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements Lantronix makes speak only as of the date on which they are made. Lantronix undertakes no obligation to revise or update publicly any forward-looking statements except as required by law or the rules of the Nasdaq Stock Market LLC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated April 28, 2021, by and between Lantronix, Inc. and Communications Systems, Inc.

10.1	First Lien Commitment Letter, dated April 28, 2021, between Lantronix, Inc. and Silicon Valley Bank.

10.2	Second Lien Commitment Letter, dated April 28, 2021, between Lantronix, Inc. and SVB Innovation Credit Fund VIII, L.P.

99.1	Press Release issued by Lantronix, Inc., dated April 28, 2021.

99.2	Investor Presentation, dated April 28, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker
Chief Financial Officer

Date: April 28, 2021

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